The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com
Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Corporation to Present at
Keefe, Bruyette & Woods 2016 Insurance Conference

Cincinnati, August 22, 2016 - Cincinnati Financial Corporation (Nasdaq: CINF) announced today that the company will participate in the Keefe, Bruyette & Woods 2016 Insurance Conference on September 7 from 8:45 to 9:25 a.m. ET. Steven J. Johnston, FCAS, MAAA, CFA, CERA, president and chief executive officer, and Michael J. Sewell, CPA, chief financial officer, senior vice president and treasurer, will represent the company.

The event will be carried live over the internet at cinfin.com/investors. Beginning on September 8, 2016, a replay of the event will be available for 30 days at the web address above.

About Cincinnati Financial
Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                            Street Address:
P.O. Box 145496                                6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                        Fairfield, Ohio 45014-5141

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